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Exhibit 99.2

CONSENT OF J.P. MORGAN SECURITIES INC.

    We hereby consent to (i) the use of our opinion letter dated May 2, 2001 to the Board of Directors of EFTC Corporation (the "Company") included in Appendix C to the Proxy Statement/Prospectus relating to the proposed combination of the Company and K*TEC Electronics Holding Corporation, and (ii) the references to such opinion under the captions "Summary—Opinion of EFTC's Financial Advisor ", "The Combination—Background of the Combination" and "The Combination—Opinion of EFTC's Financial Advisor" in such Proxy Statement/Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

/s/ J.P. MORGAN SECURITIES INC. J.P. MORGAN SECURITIES INC.

November 8, 2001

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CONSENT OF J.P. MORGAN SECURITIES INC.